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                                                                    EXHIBIT 10.5

                            SERIES A PREFERRED STOCK

                       SECURITIES PURCHASE AGREEMENT (II)

                                 BY AND BETWEEN

                            MULTICOM PUBLISHING, INC.

                                       AND

                            SIRROM INVESTMENTS, INC.


                            DATED FEBRUARY ____, 1997




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                SERIES A PREFERRED STOCK PURCHASE AGREEMENT (II)


         THIS SERIES A PREFERRED STOCK PURCHASE AGREEMENT (II) (the "Agreement") is made and entered into as of this _____ day of February, 1997 by and between MULTICOM PUBLISHING, INC., a Washington corporation (the "Company") and SIRROM INVESTMENTS, INC., a Tennessee corporation and assignee of Sirrom Capital Corporation (the "Purchaser").

         In consideration of the mutual promises and covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.       Authorization and Sale of Shares.

                  1.1 Authorization. The Company has, or before the Closing (as defined in Section 2) will have, duly authorized the sale and issuance of (a) 85,000 shares of its Series A Preferred Stock, $.01 par value per share (the "Series A Preferred"), having the rights, restrictions, privileges, preferences and voting powers set forth in the Certificate of Amendment to the Company's Certificate of Incorporation attached hereto as Exhibit A (the "Certificate of Amendment"). The Company has, or on or before the Closing will have adopted and filed the Certificate of Amendment with the Washington Secretary of State.

                  1.2 Sale of Shares. Subject to the terms and conditions of this Agreement, at the Closing the Company will sell and issue to the Purchaser, and the Purchaser will purchase 85,000 shares of Series A Preferred for the purchase price of $425,000. The shares of Series A Preferred being sold under this Agreement are referred to as the "Shares".

         2. The Closing. The closing ("Closing") of the sale and purchase of the Shares under this Agreement shall take place at such time, date, and place as are mutually agreeable to the Company and the Purchaser. At the Closing, the Company will deliver to the Purchaser a certificate for the Shares registered in the name of the Purchaser, against payment to the Company of the purchase price therefor, in the form of a $425,000 reduction of the original principal amount outstanding under that certain First Amendment to Loan Agreement and Loan Documents dated February 7, 1997 by and between Company and Purchaser represented by that certain $2,250,000 Secured Promissory Note made by Company to Purchaser and related documents, which represent a $750,000 reduction of the original principal amount outstanding under that certain Loan Agreement dated March 29, 1996 by and between Company and Purchaser represented by that certain $3,000,000 Secured Promissory Note made by Company to Purchaser and related documents (collectively the "Loan Documents"). The date of the Closing is hereinafter referred to as the "Closing Date". If at the Closing any of the conditions specified in Section 5 shall not have been fulfilled, Purchaser shall, at its election, be relieved of all of its obligations under this Agreement without thereby waiving any other rights Purchaser may have by reason of such failure or non-fulfillment.


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        3.      The Company's Representations. The Company hereby represents and warrants to Purchaser as follows:

                3.1 Subsidiaries. The Company neither owns nor has an interest in, directly or indirectly, any other corporation, partnership, joint venture or other business organization ("Subsidiaries").

                3.2 Authorization. The Company has full legal right, power and authority to conduct its business and affairs. The Company has full legal right, power and authority to enter into and perform its obligations hereunder, without the consent or approval of any other person, firm, governmental agency or other legal entity. The execution and delivery of this Agreement, the issuance of the Series A Preferred, the execution and delivery of each Ancillary Document to which the Company is a party, and the performance by the Company of its obligations thereunder are within the corporate powers of the Company and have been duly authorized by all necessary corporate action properly taken, have received all necessary governmental approvals, if any were required, and do not and will not contravene or conflict with any provision of law, any applicable judgment, ordinance, regulation or order of any court or governmental agency, the charter or bylaws of the Company, or any agreement binding upon the Company or its properties. The officer(s) executing this Agreement, that certain Stock Purchase Warrant dated even date herewith between by the Company and Purchaser (the "Warrant") and all of the other documents relating to the transactions contemplated hereby to which the Company is a party (the "Ancillary Documents") are duly authorized to act on behalf of the Company.

                3.3 Validity and Binding Effect. This Agreement and the Ancillary Documents are the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject to limitations imposed by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally or the application of general equitable principles.

                3.4 Capitalization. Immediately after the date of this Agreement, the authorized capital stock of the Company consists solely of 40,000,000 shares of common stock $.01 par value per share ("Common Stock") and 300,000 shares of preferred stock $.01 par value per share ("Preferred Stock"), of which 235,000 shares have been designated as Series A Preferred Stock. Of the capital stock authorized, 6,415,991 shares of Common Stock and 235,000 shares of Series A Preferred (the "Outstanding Shares") are issued and outstanding. All of the Outstanding Shares are duly authorized, validly issued and outstanding and fully paid and nonassessable and free of preemptive rights. Except for the Outstanding Shares, there are no shares of capital stock or other securities of the Company issued or outstanding. Except as set forth on Schedule 3.4 hereto, there are no outstanding options, warrants or rights to purchase or acquire from the Company any securities of the Company, and there are no contracts, commitments, agreements, understandings, arrangements or restrictions as to which the Company is a party or by which it is bound relating to any shares of capital stock or other securities of the Company (including the Outstanding Shares), whether or not outstanding.


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                3.5     No Conflicts. Consummation of the transactions hereby
contemplated and the performance of the obligations of the Company under and by virtue of the Agreement or the Ancillary Documents will not result in any breach of, or constitute a default under, any mortgage, security deed or agreement, deed of trust, lease, bank loan or credit agreement, corporate charger or bylaws, agreement or certificate of limited partnership, partnership agreement, license, franchise or any other instrument or agreement to which the Company is a party or by which the Company or its respective properties may be bound or affected or to which the Company has not obtained an effective waiver.

        4. Representations of the Purchaser. The Purchaser represents and warrants to the Company as follows:

                4.1 Investment. Purchaser is acquiring the Shares, for the Purchaser's own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and, except as contemplated by this Agreement and the Exhibits hereto, such Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness, or commitment providing for the disposition thereof.

                4.2 Authority. Purchaser has full power and authority to enter into and to perform this Agreement in accordance with its terms.

                4.3 Accredited Investor. Purchaser is an Accredited Investor within the definition set forth in Rule 501(a) of Regulation D of the Securities Act.

        5. Conditions to the Obligations of the Purchaser. The obligation of Purchaser to purchase Shares at the Closing is subject to the fulfillment, or the waiver by Purchaser, of each of the following conditions on or before the Closing Date.

                5.1 Accuracy of Representations and Warranties. Each representation and warranty contained in Section 3 shall be true on and as of the Closing Date with the same effect as though such representation and warranty had been made on and as of that date.

                5.2 Performance. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by the company prior to or at the Closing.

                5.3 Opinion of Counsel. Purchaser shall have received an opinion from counsel for the Company, dated the Closing Date, addressed to the Purchaser, in the form acceptable to the Purchaser's counsel.


                5.4 Certificates and Documents. The Company shall have delivered to counsel


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to the Purchaser:

                        (a) The articles of incorporation, as amended, of the Company, in effect prior to the Closing Date, certified by the Secretary of State of the State Corporation Commission of its incorporation.

                        (b) Certificates, as of the most recent practicable dates, as to the corporate good standing of the Company issued by the jurisdictions in which the company or any of its Subsidiaries is conducting business or is otherwise required to qualify.

                        (c) Bylaws of the Company, certified by its Secretary of Assistant Secretary as of the Closing Date;

                        (d) Resolutions of the Board of Directors of the company, authorizing and approving all matters in connection with this Agreement, the Ancillary Documents, and the transactions contemplated hereby and thereby, certified by the Secretary or Assistant Secretary of the company as of the Closing Date; and

                        (e) All Ancillary Documents, including all forms required or requested by the Small Business Administration.

                5.5 Compliance Certificate. The Company shall have delivered to the Purchaser a certificate, executed by the Chairman of the Board or President of the Company, dated the Closing Date, certifying to the fulfillment of the conditions specified in this Agreement.

                5.6 Compliance with Loan Agreement. The Company shall comply with all terms and conditions stated in that certain Second Amendment to Loan Agreement and Loan Documents dated even date herewith between the Company and Purchaser.

        6. Covenants and Agreements. The Company makes the covenants and agreements contained on Schedule 6 attached hereto and incorporated herein by reference so long as the Series A Preferred are outstanding.





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        7.      Default and Remedies.

                7.1 Events of Default. The occurrence of any of the following shall constitute an Event of Default hereunder:

                        (a) Default in the payment of the terms of the Series A Preferred, which default is not cured within twenty (20) days;

                        (b) Any misrepresentation by the Company as to any material matter hereunder or under any of the Ancillary Documents, or delivery by the company of any schedule, statement, resolution, report, certificate, notice or writing to Purchaser that is untrue in any material respect on the date as of which the facts set forth therein are stated or certified;

                        (c) Any breach of the terms of, or failure of the company to perform any of its obligations, covenants or agreements under, this Agreement, or any of the other Ancillary Documents;

        8.      Sale or Transfer of Shares; Legend.

                        (a) The Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act, or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

                        (b) Notwithstanding the foregoing, no registration or opinion of counsel shall be required for a transfer made in accordance with Rule 144 or Rule 144A under the Securities Act.

                        (c) Each certificate representing the Shares shall bear a legend substantially in the following form:

                THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL SUCH SHARES ARE REGISTERED UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.






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                (d)     The Company agrees, upon the request of the Purchaser,
        to make available to the Purchaser and to any prospective transferee of any Shares of the Purchaser the information concerning the Company described in Rule 144A(d)(4) under the Securities Act.

                (e) Notwithstanding anything to the contrary contained in this Agreement, Purchaser shall be permitted to assign its right, title and interest in and to this Agreement and the Series A Preferred to its senior lender.

        9.      Miscellaneous.

                9.1 Performance by Purchaser. If the Company shall default in the payment, performance or observance of any covenant, term or condition of this Agreement, which default is not cured within the applicable cure period, then Purchaser may, at its option, pay, perform or observe the same, and all payments made or costs or expenses incurred by Purchaser in connection therewith (including but not limited to reasonable attorney's fees), with interest thereon at the maximum rate from time to time allowed by applicable law, shall be immediately repaid to Purchaser by the Company and shall constitute an obligation of the Company to Purchaser. Purchaser shall be the sole judge of the necessity for any such actions and of the amounts to be paid.

                9.2 Successors and Assigns Included in Parties. Whenever in this Agreement one of the parties hereto is named or referred to, the heirs, legal representatives, successors, successors-in-title and assigns of such parties shall be included, and all covenants and agreements contained in this Agreement by or on behalf of the company or by or on behalf of Purchaser shall bind and inure to the benefit of their respective heirs, legal representatives, successors-in-title and assigns, whether so expressed or not.

                9.3 Costs and Expenses. The Company agrees to pay all reasonable costs and expenses incurred by Purchase in connection with the purchase of the Shares, including but not limited to filing fees, and reasonable attorneys' fees, promptly upon demand of Purchaser. The Company further agrees to pay all premiums for insurance required to be maintained by the company pursuant to the terms of the Agreement.

                9.4 Time of the Essence. Time is of the essence with respect to each and every covenant, agreement and obligation of the company hereunder and under all of the Ancillary Documents.

                9.5 Severability. If any provision(s) of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected there by and shall be enforced to the greatest extent permitted by law.


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                9.6     Article and Section Headings; Defined Terms. Numbered
and titled article and section headings and defined terms are for convenience only and shall not be construed as amplifying or limiting any of the provisions of this Agreement.

                9.7 Notices. Any and all notices, elections or demands permitted or required to be made under this Agreement shall be in writing, signed by the party giving such notice, election or demand and shall be delivered personally, telecopied, telexed, or sent by certified mail or overnight via nationally recognized courier service (such as Federal Express), to the other party at the address set forth below, or at such other address as may be supplied in writing and of which receipt has been acknowledged in writing. The date of personal delivery, telecopy or telex or two (2) business days after the date of mailing (or the next business day after delivery to such courier service), as the case may be, shall be the date of such notice, election or demand. For the purposes of this Agreement:

The Address of Purchaser is:

                                    Sirrom Investments, Inc.
                                    Suite 200
                                    500 Church Street
                                    Nashville, TN 37219
                                    Attention:  John Harrison

with a copy to:

                                    Chambliss & Bahner, PLLC
                                    1000 Tallan Building
                                    Two Union Square
                                    Chattanooga, TN 37402
                                    Attention:  J. Patrick Murphy

The Address of the Company is:

                                    Multicom Publishing, Inc.
                                    1100 Olive Way, Suite 1250
                                    Seattle, WA 98101
                                    Attention:  Tamara L. Attard

with a copy to:

                                    Multicom Publishing, Inc.
                                    188 Embacadero
                                    Fifth Floor
                                    San Francisco, California 94105
                                    Pat Hart, Esq.

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        9.8     Entire Agreement. This agreement and the other written
agreements between the Company and Purchaser represent the entire agreement between the parties concerning the subject matter hereof, and all oral discussions and prior agreements are merged herein; provided, if there is a conflict between this Agreement and any other document executed contemporaneously herewith with respect to the Shares, the provision of this agreement shall control. The execution and delivery of this Agreement and the other Ancillary Documents by the Company were not based upon any fact or material provided by Purchaser, nor was the Company induced or influenced to enter into this agreement or the other Ancillary Documents by any representation, statement, analysis or promise by Purchaser.

        9.9 Governing Law and Amendments. This Agreement shall be construed and enforced under the laws of the State of Tennessee applicable to contracts to be wholly performed in such State. No amendment or modification hereof shall be effective except in a writing executed by each of the parties hereto.

        9.10 Survival of Representations and Warranties. All representations and warranties contained herein or made by or furnished on behalf of this Company in connection herewith shall survive the execution and delivery of this Agreement and all Ancillary Documents.

        9.11 Jurisdiction and Venue. The Company hereby consents to the jurisdiction of the courts of the State of Tennessee and the United States District Court for the Middle District of Tennessee, as well as to the jurisdiction of all courts from which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of its obligations arising under this Agreement or any Ancillary Documents or with respect to the transactions contemplated hereby, and expressly waives any and all objections it may have as to venue in any of such courts.

        9.12 Waiver of Trial by Jury. PURCHASER AND THE COMPANY HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDINGS, CLAIMS OR COUNTERCLAIMS, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT OR THE ANCILLARY DOCUMENTS.

        9.13 Counterparts. This Agreement may be executed in any number of counterparts and by different parties to this Agreement in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.


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        9.14    Construction and Interpretation. Should any provision of this agreement require judicial interpretation, the parties hereto agree that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against the party that itself or through its agent prepared the same, it being agreed that the Company, Purchaser and their respective agents have participated in the preparation hereof.

        IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

                            COMPANY:

                            MULTICOM PUBLISHING, INC., a Washington
                            Corporation


                            By:________________________________________

                            Title:______________________________________


                            PURCHASER:

                            SIRROM INVESTMENTS, INC., a Tennessee
                            corporation and Assignee of Sirrom Capital
                            Corporation


                            By:________________________________________

                            Title:______________________________________


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                                   SCHEDULE 6

                Company covenants and agrees that so long as any Series A Preferred are outstanding:

        1. Financial Statements and Reports. Company shall furnish to Purchaser (i) as soon as practicable and in any event within ninety (90) days after the end of each fiscal year of Company, a consolidated balance sheet of Company as of the close of such fiscal year, a consolidated statement of earnings and retained earnings of Company as of the close of such fiscal year and a consolidated statement of cash flows for Company for such fiscal year, prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"), audited by an independent certified public accountant acceptable to Purchaser and certified by an officer of Company and accompanied by a certificate of the President of Company, stating that to the best of the knowledge of such officer, Company has kept, observed, performed and fulfilled each covenant, term and condition of this Agreement during the preceding fiscal year and that no Event of Default, as herein defined, has occurred and is continuing (or if an Event of Default has occurred and is continuing, specifying the nature of same, the period of existence of same and the action Company has taken or proposes to take in connection therewith), (ii) within thirty (30) days of the end of each calendar month, a consolidated balance sheet of Company as of the close of such month and a consolidated statement of earnings and retained earnings of Company as of the close of such month, all in reasonable detail (including financial information for the preceding six (6) months), and prepared substantially in accordance with GAAP (except for the absence of footnotes and subject to year-end adjustments), and
(iii) with reasonable promptness, such other financial data as Purchaser may reasonably request. Without Purchaser's prior written consent, Company shall not modify or change any accounting policies or procedures in effect on the date hereof, which change will result in a difference in the statement of earnings, expenses or revenue in the month of the change in excess of $50,000.

        2. Maintenance of Books and Records; Inspection. Company shall maintain its books, accounts and records in accordance with GAAP, and after reasonable notice from Purchaser, shall permit Purchaser, its officers, employees and any professionals designated by Purchaser in writing, at Company's expense, to visit, inspect and/or audit any of its properties, books and financial records, and to discuss its accounts, affairs and finances with Company or the principal officers of Company during reasonable business hours, all at such times as Purchaser may reasonably request; provided that no such visit, inspection and/or audit shall materially interfere with the conduct of Company's business.



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        3.      Insurance. Without limiting any of the requirements of any of the other Loan Documents, Company shall maintain in amounts customary for entities engaged in comparable business activity (i) to the extent required by applicable law, worker's compensation insurance (or maintain a legally sufficient amount of self insurance against worker's compensation liabilities, with adequate reserves, under a plan approved by Purchaser, such approval not to be unreasonably withheld or delayed), and (ii) fire and "all risk" casualty insurance on its properties against such hazards and in at least such amounts as are customary in Company's business. Company will make reasonable efforts to obtain and maintain public liability insurance in an amount, and at a cost, deemed reasonable to the Company's Board of Directors. At the request of Purchaser, Company will deliver forthwith a certificate specifying the details of such insurance in effect.

        4. Taxes and Assessments. Company shall (i) file all tax returns and appropriate schedules thereto that are required to be filed under applicable law, prior to the date of delinquency, (ii) pay and discharge all taxes, assessments and governmental charges or levies imposed upon Company upon its income and profits or upon any properties belonging to it, prior to the date on which penalties attach thereto, and (iii) pay all taxes, assessments and governmental charges or levies that, if unpaid, might become a lien or charge upon any of its properties; provided, however, that Company in good faith may contest any such tax, assessment, governmental charge or levy described in the foregoing clauses (ii) and (iii) so long as appropriate reserves are maintained with respect thereto.

        5. Corporate Existence. Company shall maintain its corporate existence and good standing in the state of its incorporation, and its qualification and good standing as a foreign corporation in each jurisdiction in which such qualification is necessary pursuant to applicable law except for where the failure to qualify would not have a material adverse effect on Company.

        6. Compliance with Law and Other Agreements. Except where the failure to do so would not materially adversely affect Company's operations or its ability to fulfill its obligations under the Loan Documents, Company shall maintain its business, operations and property owned or used in connection therewith in compliance with (i) all applicable federal, state and local laws, regulations and ordinances governing such business operations and the use and ownership of such property, and (ii) all agreements, licenses, franchises, indentures and mortgages to which Company is a party or by which Company or any of its properties is bound. Without limiting the foregoing, Company shall pay all of its indebtedness promptly in accordance with the terms thereof.

        7. Notice of Default. Company shall give written notice to Purchaser of the occurrence of any default, event of default or Event of Default under this Agreement or any other Loan Document promptly upon the occurrence thereof.




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        8.      Notice of Litigation. Company shall give notice, in writing, to
Purchaser of (i) any actions, suits or proceedings instituted by any persons whomsoever against Company, or affecting any of the assets of Company, wherein the amount at issue is in excess of One Hundred Thousand and No/100ths Dollars ($100,000.00), and (ii) any dispute, not resolved within sixty (60) days of the commencement thereof, between Company on the one hand and any governmental regulatory body on the other hand, which dispute might materially interfere with the normal operations of Company.


        9. Conduct of Business. Company will continue to engage in a business of the same general type and manner as conducted by it on the date of this Agreement. Without Purchaser's prior written consent, Company shall not modify or change any terms or conditions of any material contracts and/or agreements to which Company is a party on the date hereof (excluding any modification or change that (i) is made in the ordinary course of Company's business or (ii) does or will have a net increase or decrease of expenses or revenues of Company in an amount less than the greater of $200,000 or 2.5% of Company's gross revenues during the twelve months following such modification or change).

        10. ERISA Plan. If Company has in effect, or hereafter institutes, a pension plan that is subject to the requirements of Title IV of the Employee Retirement Income Security Act of 1974, Pub. L. No. 93-406, September 2, 1974, 88 Stat. 829, 29 U.S.C.A. ss. 1001 et seq. (1975), as amended from time to time ("ERISA"), then the following warranty and covenants shall be applicable during such period as any such plan (the "Plan") shall be in effect: (i) Company hereby warrants that no fact that might constitute grounds for the involuntary termination of the Plan, or for the appointment by the appropriate United States District Court of a trustee to administer the Plan, exists at the time of execution of this Agreement, (ii) Company hereby covenants that throughout the existence of the Plan, Company's contributions under the Plan will meet the minimum funding standards required by ERISA and Company will not institute a distress termination of the Plan, and (iii) Company covenants that it will send to Purchaser a copy of any notice of a reportable event (as defined in ERISA) required by ERISA to be filed with the Labor Department or the Pension Benefit Guaranty Corporation, at the time that such notice is so filed.

        11. Dividends, Distributions, Stock Rights, etc. Company shall not declare or pay any dividend of any kind (other than stock dividends payable to all holders of any class of capital stock), in cash or in property, on any class of the capital stock of Company, or purchase, redeem, retire or otherwise acquire for value any shares of such stock, nor make any distribution of any kind in cash or property in respect thereof, nor make any return of capital of shareholders, nor make any payments in cash or property in respect of any stock options, stock bonus or similar plan (except as required or permitted hereunder), without the prior written consent of Purchaser.

        12. Guaranties; Loans; Payment of Debt. Without Purchaser's prior express written consent, Company shall not guarantee nor be liable in any manner, whether directly or indirectly, or become contingently liable after the date of this Agreement in connection with the obligations




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



or indebtedness of any person or entity whatsoever, except for the endorsement of negotiable instruments payable to Company for deposit or collection in the ordinary course of business. Without Purchaser's prior express written consent, Company shall not (i) make any loan, advance or extension of credit to any person other than in the normal course of its business, or (ii) make any payment on any debt subordinate to the indebtedness evidenced by the Note; provided, however, that Company may make advances to licensors, creditors and developers in the ordinary course of business not to exceed $200,000 in any given transaction.

        13. Debt. Without the express prior written consent of Purchaser, Company shall not create, incur, assume or suffer to exist indebtedness of any description whatsoever, (excluding (i) the indebtedness evidenced by the Note, (ii) the endorsement of negotiable instruments payable to Company for deposit or collection in the ordinary course of business, (iii) indebtedness incurred in the ordinary course of business (each of which, individually, does not exceed $50,000), (iv) the indebtedness listed on Schedule 2.1(l) hereto, (v) guaranteed royalty obligations incurred in the ordinary course of business not to exceed $200,000 in any given transaction, and (vi) trade accounts payable, taxes and obligations to suppliers, customers and employees in the ordinary course of Company's business.

        14. No Liens. Company shall not create, incur, assume or suffer to exist any lien, security interest, security title, mortgage, deed of trust or other encumbrance upon or with respect to any of its properties, now owned or hereafter acquired, except the following permitted liens (the "Permitted Liens"):

                (a)     liens in favor of Purchaser;

                (b) liens for taxes or assessments or other governmental charges or levies if not yet due and payable;

                (c) liens in connection with the leasing of equipment in favor of the Lessor of such equipment;

                (d)     liens described on Schedule 2.1(l) hereto;

                (e) licenses of Company's products or technologies in the ordinary course of business;

                (f) liens securing obligations not exceeding $25,000, which liens are removed within 60 days of their filing; and

                (g) restrictions contained in any license agreements pursuant to which Company's products or technologies are or were created.

        15. Mergers, Consolidations, Acquisitions and Sales. Without the prior written consent of Purchaser, Company shall not (a) be a party to any merger, consolidation or corporate



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reorganization, nor (b) purchase or otherwise acquire all or substantially all of the assets or stock of, or any partnership or joint venture interest in, any other person, firm or entity, nor (c) sell, transfer, convey, grant a security interest in or lease all or any substantial part of its assets, nor (d) create any Subsidiaries nor convey any of its assets to any Subsidiary. Company may propose a transaction described in Section 3.16(a) for Purchaser's consent, which consent will not be unreasonably delayed or withheld if the transaction involves consideration to be paid by Company of less than $3,000,000 in the aggregate.

        16. Transactions With Affiliates. Company shall not enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any affiliate, except in the ordinary course of and pursuant to the reasonable requirements of Company's business and upon fair and reasonable terms no less favorable to Company than Company would obtain in a comparable arm's length transaction with a person not an affiliate. For the purposes of this Section 3.17, "affiliate" shall mean a person, corporation, partnership or other entity controlling, controlled by or under common control with Company.

        17. Environment. Company shall be and remain in material compliance with the provisions of all federal, state and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations issued thereunder; notify Purchaser immediately of any notice of a hazardous discharge or environmental complaint received from any governmental agency or any other party; notify Purchaser immediately of any hazardous discharge from or affecting Company's premises; immediately contain and remove the same, in compliance with all applicable laws; promptly pay any fine or penalty assessed in connection therewith; permit Purchaser to inspect the premises, to conduct tests thereon, and to inspect all books, correspondence, and records pertaining thereto; and at Purchaser's request, and at Company's expense, provide a report of a qualified environmental engineer, satisfactory in scope, form, and content to Purchaser, and such other and further assurances reasonably satisfactory to Purchaser that the condition has been corrected.

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                                  SCHEDULE 5.5


                            Multicom Publishing, Inc.

                             Compliance Certificate


                  Pursuant to Section 5.5 of the Securities Purchase Agreement (the "Agreement") dated February ____, 1997, between Multicom Publishing, Inc. ("Multicom"), a Washington corporation and Sirrom Investments Inc., a Tennessee corporation, I, Tamara Attard, Chief Executive Officer of Multicom Publishing, Inc., do hereby certify that Multicom has fulfilled all of the conditions specified in the Agreement on or prior to the date hereof.

                  IN WITNESS WHEREOF, I have signed this certificate in the capacity indicated below as of the _________ day of February, 1997.



                          Name: _____________________________________
                                    Chief Executive Officer













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